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                                                                     Exhibit 3.2



                                     BYLAWS

                                       OF

                                 PRR NEWCO, INC.

                                   AS AMENDED
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                                     BYLAWS

                                       OF

                                 PRR NEWCO, INC.

                                    ARTICLE I

                             Stockholders' Meetings

SECTION 1. Annual Meeting.

The annual meeting of the stockholders of the corporation shall be held on such date in March, April, May, or June each year as the board of directors may designate or on any such other date as may be fixed by the board of directors and stated in the notice. If the date of the annual meeting shall be a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday.

SECTION 2. Special Meetings.

Special meetings of the stockholders shall be held whenever called by the president or by a majority of the directors.

SECTION 3. Time and Place.

All meetings of the stockholders shall be held at the time and place stated in the notice of meeting.

SECTION 4. Quorum.

The holders of a majority of the outstanding shares of capital stock entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the stockholders. If less than a quorum is present at an annual or special meeting, then a majority in interest of the stockholders present in person or by proxy may, from time to time, adjourn the meeting to a fixed time and place with no further notice of any adjourned meeting being required. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the original meeting had a quorum been present. Each stockholder shall be entitled to one vote in person or by proxy for each share entitled to vote which is then outstanding in his name on the books of the corporation.

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SECTION 5. Written Consent.

Any action required or permitted to be taken at a stockholder meeting may be taken without a meeting if, prior or subsequent to the action, a unanimous consent in writing, setting forth the action so taken, is signed by the stockholders and filed with the secretary of the corporation.

SECTION 6. Record Date.

The board of directors may fix in advance a date as the record date for a determination of stockholders for any purpose, and such date shall not be more than seventy days before the meeting or action requiring a determination of stockholders.

SECTION 7. Conduct of Meetings.

The president or any officer or director he may designate shall preside over all meetings of the stockholders. The secretary of the corporation or an assistant secretary shall act as secretary of all of the meetings, if present. If the secretary or an assistant secretary is not present, the chairman of the meeting shall appoint a secretary.

                                   ARTICLE II

                               Board of Directors

SECTION 1. Election, Number, and Term.

The board of directors shall be chosen at the annual meeting of the stockholders. The number of directors shall be four. This number may be increased or decreased at any time by amendment of these bylaws but shall always be a number of not less than one. Directors need not be stockholders. Directors shall hold office until the next annual meeting of the stockholders, unless a director sooner resigns or is removed or disqualified, or until their successors are elected.

SECTION 2. Quorum.

A majority of the number of directors fixed by these bylaws shall constitute a quorum. If less than a quorum is present at a meeting, then a majority of those present may adjourn the meeting to a fixed time and place with no further notice of any adjourned meeting being required.

SECTION 3. Meetings.

Meetings of the board of directors shall be held at times fixed by resolution of the board or upon the call of the president or of one-third of the members of the board. Notice of any

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meeting not held at a time fixed by a resolution of the board shall be given to each director at least two days before the meeting at his residence or business address or by delivering such notice to him or by telephoning or telegraphing it to him at least one day before the meeting. Any such notice shall contain the time and place of the meeting. Meetings may be held without notice if all of the directors are present or those not present waive notice before or after the meeting. The president or any director, who is designated by the president, shall preside over all meetings.

SECTION 4. Committees.

The board of directors may by resolution designate an executive committee and one or more other committees, each of which shall consist of two or more directors. Any such committee, to the extent provided in the resolution of the board of directors and except as otherwise provided by law, shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the corporation.

SECTION 5. Telephone Meetings.

Directors may participate in meetings of the board of directors by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Directors so participating will be deemed present at the meeting.

SECTION 6. Written Consent.

Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing, setting forth the action so taken, shall be signed by all of the directors in office and shall be filed with the secretary of the corporation.

                                   ARTICLE III

                                    Officers

SECTION 1. Election, Number, and Term.

The board of directors, promptly after its election in each year, shall elect a president, a secretary, and a treasurer. The board of directors may elect one or more vice presidents and may appoint such other officers as it may deem proper. Any officer may hold more than one office except that the same person shall not be president and secretary. The directors may leave unfilled any offices except those of president, secretary, and treasurer. Each officer shall hold office until his successor is elected or until his death or until he resigns or is removed in the manner hereinafter provided.

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SECTION 2. Removal.

Any officer may be removed at any time by the vote of the board of directors, and any officer or agent appointed other than by the board of directors may be removed by any officer having authority to appoint that officer or agent.

SECTION 3. Vacancies.

Vacancies among the officers elected by the board of directors shall be filled by the directors.

SECTION 4. The President.

The president, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. All officers and agents, other than officers or agents elected or appointed by the board of directors, shall be appointed by the president or by the heads of departments, subject to the approval of the president. Unless otherwise specifically provided in these bylaws or by direction of the board of directors, the president or, at his direction, any officer, employee, or agent of the corporation may sign and execute all representations, securities, conveyances of real and personal property, leases, licenses, releases, contracts, and other obligations and instruments in the name of the corporation.

SECTION 5. The Vice Presidents.

The vice presidents, if any, shall perform such duties as, from time to time, may be assigned to them by the president or by the board of directors. In the absence of the president or in the event of his death or his inability or refusal to act, the officer designated by the president or the board of directors shall perform the duties of the president and when so acting, shall have all of the powers of and be subject to all of the restrictions upon the president. Any vice president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation.

SECTION 6. The Secretary.

The secretary shall (a) keep the minutes of the meetings of the stockholders and the board of directors in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents which are duly authorized to be executed and sealed on behalf of the corporation, (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholders, (e) sign, with the president or a vice president, certificates for shares of the corporation, which shall have been authorized by resolution of the board of directors to be issued, (f) have general charge
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of the stock transfer books of the corporation, and (g) in general, perform all duties incident to the office of secretary and such other duties as, from time to time, may be assigned to him by the president or by the board of directors.

SECTION 7. The Treasurer.

If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of Article V of these bylaws, (b) when duly authorized, disperse all moneys belonging or coming to the corporation, and (c) in general, perform all duties incident to the office of treasurer and such other duties as, from time to time, may be assigned to him by the president or by the board of directors.

SECTION 8. Assistant Secretaries and Assistant Treasurers.

The assistant secretaries, if any, when authorized by the board of directors, may sign, with the president or a vice president, certificates for shares of the corporation, which shall have been authorized by resolution of the board of directors to be issued. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

SECTION 9. Salaries.

The salaries of the officers elected by the board of directors shall be fixed by the board of directors. The salaries of all other officers shall be fixed by the president or by the heads of departments subject to the approval of the president.

                                   ARTICLE IV

                                 Indemnification

In the event a director or officer of the corporation becomes involved in or a party to any legal proceeding or dispute because of his position as a director or officer of the corporation, the corporation shall indemnify him to the full extent permitted by Virginia law.

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                                    ARTICLE V

                               Checks and Deposits

SECTION 1. Checks and Drafts.

All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by the president, the treasurer, or any designee of the president and in such a manner that comports with ordinary business practices and that protects the corporation's interests in such instruments.

SECTION 2. Deposits.

All funds of the corporation not otherwise employed shall be deposited, from time to time, to the credit of the corporation in such banks, trust companies, or other depositories that are deemed by the president or his designee to be trustworthy, creditworthy, and appropriately and adequately insured.

                                   ARTICLE VI

                                  Stock Records

The stock of the corporation shall be issued on the corporation's books and need not be represented by certificates. All transfers of stock of the corporation shall be made upon its books by assignment in writing by the holder and may be accomplished either by the holder in person or by a duly authorized attorney in fact.

                                   ARTICLE VII

                                      Seal

The seal of the corporation shall be a flat-faced circular die, of which there may be any number of counterparts, with the word "SEAL," the name of the corporation, and the state and year of incorporation engraved thereon.

                                  ARTICLE VIII

                                   Fiscal Year

The fiscal year of the corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

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                                   ARTICLE IX

                              Voting of Stock Held

Unless otherwise ordered by the board of directors, the president or his designee shall have full power and authority on behalf of the corporation to attend and to act and vote at any meetings of stockholders of any corporation, in which the corporation may hold stock. At any such meeting, he shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, which, as the owner thereof, the corporation may have possessed and exercised if present. Furthermore, he may sign proxies on behalf of the corporation with respect to any such meeting or sign consents on behalf of the corporation with respect to corporate actions permitted without a meeting of stockholders. The board of directors, by resolution, from time to time, may confer like powers upon any other person or persons.

                                    ARTICLE X

                                   Amendments

The board of directors, at any regular or special meeting of the board of directors, may alter, amend, or repeal these bylaws and adopt new bylaws.



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